UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.           )
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Arlington Tankers Ltd.

(Name of Registrant as Specified in its Charter)
Not Applicable.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Arlington Tankers Ltd.

First Floor, The Hayward Building
22 Bermudiana Road
Hamilton HM 11, Bermuda

Dear Shareholder:

You are cordially invited to attend our Annual General Meeting of Shareholders, which will be held on June 12, 2006 at 2:00 p.m., Atlantic time, at the Fairmont Hamilton Princess Hotel, 76 Pitts Bay Road, Hamilton HM 08, Bermuda.

The attached proxy statement contains important information about the Annual General Meeting, the proposals we will consider and how you can vote your shares.

Your vote is very important to us. We encourage you to promptly complete, sign, date and return the enclosed proxy card, which contains instructions on how you would like your shares to be voted. Please submit your proxy regardless of whether you will attend the Annual General Meeting. This will help us ensure that your vote is represented at the Annual General Meeting. You may revoke your proxy at any time prior to the Annual General Meeting by following the procedures described in the enclosed proxy statement under the caption “Revocation of Proxy.”

On behalf of our Board of Directors and management, I extend our appreciation for your investment in Arlington Tankers. We look forward to seeing you at the Annual General Meeting.

Sincerely,

/s/ Michael K. Drayton

Michael K. Drayton
Chairman, Board of Directors

Arlington Tankers Ltd.

First Floor, The Hayward Building
22 Bermudiana Road
Hamilton HM 11, Bermuda

NOTICE OF
ANNUAL GENERAL MEETING OF SHAREHOLDERS
June 12, 2006

To Our Shareholders:

Arlington Tankers Ltd.’s 2006 Annual General Meeting of Shareholders will be held on June 12, 2006 at 2:00 p.m., Atlantic time. The meeting will take place at the Fairmont Hamilton Princess Hotel, 76 Pitts Bay Road, Hamilton HM 08, Bermuda. At the Annual General Meeting, we will discuss and you will vote on the following proposals:

•	Proposal 1 — the election of one Class II Director to our Board of Directors to serve for a three-year term;

•	Proposal 2 — the approval of amendments to our bye-laws to allow the number of directors to be determined by our Board of Directors and for the quorum to be a majority of directors; and

•	Proposal 3 — the appointment of Moore Stephens P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2006 and the authorization of the Board of Directors, acting through the Audit Committee, to determine the independent registered public accounting firm’s fees.

Shareholders will also consider and act on such other matters as may properly come before the meeting or any adjournments or postponements thereof.

These matters are more fully described in the enclosed proxy statement. We will also present at the Annual General Meeting of Shareholders the consolidated financial statements and independent auditor report for the fiscal year ended December 31, 2005, copies of which can be found in our Annual Report that accompanies this Notice.

April 5, 2006 is the record date for determining which shareholders are entitled to notice of, and to vote at, the Annual General Meeting and at any subsequent adjournments or postponements. The share register will not be closed between the record date and the date of the Annual General Meeting.

Please promptly complete, sign, date and return the enclosed proxy card in the accompanying pre-addressed envelope. We must receive your proxy no later than 11:59 p.m., Atlantic time, on June 9, 2006. You may revoke your proxy at any time before the Annual General Meeting by following the procedures described under the caption “Revocation of Proxy” on page 5 of the proxy statement.

You will be required to bring certain documents with you to be admitted to the Annual General Meeting. Please read carefully the sections in the proxy statement on attending and voting at the Annual General Meeting to ensure that you comply with these requirements.

By order of the Board of Directors.

Dawna Ferguson
Secretary

Hamilton, Bermuda
April 18, 2006

PURPOSE OF MEETING	1
ATTENDING AND VOTING AT THE ANNUAL GENERAL MEETING	1
Check-In Procedure for Attending the Annual General Meeting	1
Voting in Person at the Annual General Meeting	2
Delivery of Security Holder Documents	3
Submitting a Shareholder Proposal	3
APPOINTMENT OF PROXY	4
General	4
Appointment of Proxies by Telephone or the Internet	5
Voting by the Designated Proxies	5
Revocation of Proxy	5
APPROVAL OF PROPOSALS AND SOLICITATION	5
Quorum	5
Approval of Proposals	6
Solicitation of Proxies	6
CORPORATE GOVERNANCE	6
Board Composition and Independence	6
Board Meetings and Committees	7
Director Nomination Process	8
Communications from Shareholders and Other Interested Parties	8
Code of Ethics	9
PROPOSAL 1 — ELECTION OF DIRECTOR	9
General	9
Election of Class II Director	9
Class II Nominee	9
Class I Director with Term Expiring in 2007	9
Class III Director with Term Expiring in 2008	10
EXECUTIVE COMPENSATION	10
Compensation Committee Report on Executive Compensation	10
Summary Compensation Table	11
Employment and Other Agreements and Severance and Change of Control Arrangements	12
Equity Compensation Plan Information	12
Compensation of Directors	12
Compensation Committee Interlocks and Insider Participation	13
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	13
Stock Performance Graph	15
AUDIT COMMITTEE REPORT	16
PROPOSAL 2 — AMENDMENTS TO OUR BYE-LAWS TO ALLOW THE NUMBER OF DIRECTORS TO BE DETERMINED BY OUR BOARD OF DIRECTORS AND FOR THE QUORUM TO BE A MAJORITY OF DIRECTORS	17
PROPOSAL 3 — APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	18
General	18
Fees	18
Pre-Approval Policies and Procedures	19
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	19
Loans to Directors and Executive Officers	19
Financing Transactions and Capital Contributions	19
UNITED STATES SECURITIES AND EXCHANGE COMMISSION REPORTS	21
OTHER MATTERS	21
APPENDIX A	22

ARLINGTON TANKERS LTD.

First Floor, The Hayward Building
22 Bermudiana Road
Hamilton HM 11, Bermuda

PROXY STATEMENT
For
ANNUAL GENERAL MEETING OF SHAREHOLDERS

These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Arlington Tankers Ltd., a Bermuda company (“Arlington Tankers” or the “Company”), for its Annual General Meeting of Shareholders (the “Annual General Meeting”) to be held on June 12, 2006 at 2:00 p.m., Atlantic time, at the Fairmont Hamilton Princess Hotel, 76 Pitts Bay Road, Hamilton HM 08, Bermuda and for any adjournments or postponements of the Annual General Meeting. These proxy materials were first mailed to shareholders on or about April 21, 2006.

You can find our Annual Report on Form 10-K for the year ended December 31, 2005 on the Internet at our website at www.arlingtontankers.com or through the Securities and Exchange Commission’s electronic data system called EDGAR at www.sec.gov. You may also obtain a printed copy of our Form 10-K from us free of charge by sending a written request to: Investor Relations, Arlington Tankers Ltd., First Floor, The Hayward Building, 22 Bermudiana Road, Hamilton HM 11, Bermuda.

PURPOSE OF MEETING

As described in more detail in this proxy statement, Arlington Tankers’ shareholders will vote on the following proposals at the Annual General Meeting:

•	Proposal 1 — the election of one Class II Director to our Board to serve for a three-year term;

•	Proposal 2 — the approval of amendments to our bye-laws to allow the number of directors to be determined by the Board and for the quorum to be a majority of directors; and

•	Proposal 3 — the appointment of Moore Stephens P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2006 and the authorization of the Board, acting through the Audit Committee, to determine the independent registered public accounting firm’s fees.

Shareholders will also consider and act on such other matters as may properly come before the meeting or any adjournments or postponements thereof.

ATTENDING AND VOTING AT THE ANNUAL GENERAL MEETING

HSBC Bank USA, N.A. (“HSBC”) will serve as our proxy tabulator. HSBC will assist us to independently verify that you are an Arlington Tankers shareholder eligible to attend the Annual General Meeting, and whether you may vote in person at the Annual General Meeting. Therefore, it is very important that you follow the instructions below to gain entry to the Annual General Meeting.

Check-In Procedure for Attending the Annual General Meeting

Shareholders of Record.  If you are or will represent a shareholder of record (those shareholders whose names are listed in our share register), you should go to the “Shareholders of Record” check-in area at the Annual General Meeting. The documents you will need to provide to be admitted to the Annual General Meeting depend on whether you are a shareholder of record or you represent a shareholder of record.

Individuals.  If you are a shareholder of record holding shares in your own name, you must bring to the Annual General Meeting:

•	a form of government-issued identification (e.g., a passport). Trustees who are individuals and named as shareholders of record are in this category.

Individuals Representing a Shareholder of Record.  If you attend on behalf of a shareholder of record, whether such shareholder is an individual, corporation, trust or partnership you must bring to the Annual General Meeting:

•	a form of government-issued identification (e.g., a passport) AND either:

•	you must bring to the Annual General Meeting a letter from that shareholder of record authorizing you to attend the Annual General Meeting on their behalf OR

•	WE MUST HAVE RECEIVED AT OUR REGISTERED OFFICE BY 11:59 P.M., ATLANTIC TIME, ON JUNE 9, 2006 a duly executed proxy card from the shareholder of record appointing you as proxy.

Beneficial Owners.  If your shares are held by a bank or broker (often referred to as “holding in street name”), you should go to the “Beneficial Owners” check-in area at the Annual General Meeting. Because you hold in street name, your name does not appear on our share register. The documents you will need to provide to be admitted to the Annual General Meeting depend on whether you are a beneficial owner or you represent a beneficial owner.

Individuals.  If you are a beneficial owner, you must bring to the Annual General Meeting:

•	a form of government-issued identification (e.g., a passport) AND either:

•	a proxy that you have obtained from your bank or broker OR

•	your most recent brokerage account statement or a recent letter from your bank or broker showing that you own Arlington Tankers shares.

Individuals Representing a Beneficial Owner.  If you attend on behalf of a beneficial owner, you must bring to the Annual General Meeting:

•	a letter from the beneficial owner authorizing you to represent its shares at the Annual General Meeting AND

•	the identification and documentation specified above for individuals.

Voting in Person at the Annual General Meeting

Shareholders of Record.  Shareholders of record may vote their shares in person at the Annual General Meeting by ballot. Each proposal has a separate ballot. You must properly complete, sign, date and return the ballots to Arlington Tankers at the Annual General Meeting to vote in person. To receive ballots, you must bring with you the documents described below.

Individuals.  You will receive ballots at the check-in table when you present your identification. If you have already returned your proxy card to us and do not want to change your votes, you do not need to complete the ballots. If you do complete and return the ballots to us, your proxy card will be automatically revoked.

Individuals Voting on Behalf of Another Individual.  If you will vote on behalf of another individual who is a shareholder of record, WE MUST HAVE RECEIVED AT OUR REGISTERED OFFICE BY 11:59 P.M., ATLANTIC TIME, ON JUNE 9, 2006 a duly executed proxy card from such individual shareholder of record appointing you as his or her proxy. If we have received the proxy card, you will receive ballots at the check-in table when you present your identification.

Individuals Voting on Behalf of a Legal Entity.  If you represent a shareholder of record that is a legal entity, you may vote that legal entity’s shares if it authorizes you to do so. The documents you must provide to receive the ballots depend on whether you are representing a corporation, trust, partnership or other legal entity.

•	If you represent a corporation, you must:

•	bring to the Annual General Meeting a letter or other document from the corporation, on the corporation’s letterhead and signed by an officer of the corporation, that authorizes you to vote its shares on its behalf OR

•	WE MUST HAVE RECEIVED AT OUR REGISTERED OFFICE BY 11:59 P.M., ATLANTIC TIME, ON JUNE 9, 2006 a duly executed proxy card from the corporation appointing you as its proxy.

•	If you represent a trust, partnership or other legal entity, WE MUST HAVE RECEIVED AT OUR REGISTERED OFFICE BY 11:59 P.M., ATLANTIC TIME, ON JUNE 9, 2006 a duly executed proxy card from the legal entity appointing you as its proxy. A letter or other document will not be sufficient for you to vote on behalf of a trust, partnership or other legal entity.

Beneficial Owners.  If you hold your shares in street name, these proxy materials are being forwarded to you by your bank, broker or their appointed agent. Under Bermuda law, because your name does not appear on our share register, you will not be able to vote in person at the Annual General Meeting unless you request a proxy from your bank or broker and bring it with you to the Annual General Meeting.

Individuals.  As an individual, the proxy will have your name on it. You must present the proxy at check-in at the Annual General Meeting to receive your ballots.

Individuals Voting on Behalf of a Beneficial Owner.  Because the proxy will not have your name on it, to receive your ballots you must:

•	present the proxy at check-in at the Annual General Meeting AND

•	bring to the Annual General Meeting a letter from the person or entity named on the proxy that authorizes you to vote its shares at the Annual General Meeting.

Delivery of Security Holder Documents

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to shareholders may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at the following address or telephone number: Investor Relations, Arlington Tankers Ltd., First Floor, The Hayward Building, 22 Bermudiana Road, Hamilton HM 11, Bermuda; 441-292-4456. If you want to receive separate copies of the proxy statement or annual report to shareholders in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and telephone number.

Submitting a Shareholder Proposal

If you are interested in submitting a proposal for inclusion in the proxy statement for the 2007 Annual General Meeting, you need to follow the procedures outlined in Rule 14a-8 of the Securities Exchange Act of 1934, or the Exchange Act. To be eligible for inclusion, we must receive your shareholder proposal intended for inclusion in the proxy statement for the 2007 annual meeting of shareholders at our principal corporate offices in Hamilton, Bermuda as set forth below no later than December 22, 2007.

Our bye-laws require that Arlington Tankers be given advance written notice of nominees proposed by a shareholder for the election of directors or other matters which shareholders wish to present for action at an annual general meeting. The Secretary must receive such notice at the address noted below not less than

90 days nor more than 120 days prior to the anniversary of the last annual general meeting, provided, however, that in the event that the annual general meeting is called for a date that is not within thirty (30) days before or after such anniversary date, in order to be timely, notice must be given not later than 10 (ten) days following the earlier of the date on which notice of the annual general meeting was posted to shareholders or the date on which public disclosure was made. Assuming that the 2007 annual meeting is within 30 days from the anniversary date of the 2006 annual meeting, appropriate notice would need to be provided to Arlington Tankers at the address noted below no earlier than February 12, 2007, and no later than March 14, 2007. If a shareholder fails to provide timely notice of a proposal to be presented at the 2007 annual meeting, the proxies designated by Arlington’s Board of Directors will have discretionary authority to vote on any such proposal which may come before the meeting.

The Company’s bye-laws also specify requirements relating to the content of the notice which shareholders must provide to the Secretary of the Company for any matter, including a shareholder nomination for director, to be properly presented at a meeting. A copy of the full text of our bye-laws is on file with the Securities and Exchange Commission, or SEC. Any proposals, nominations or notices should be sent to: Dawna Ferguson, Secretary c/o Investor Relations, Arlington Tankers Ltd. First Floor, The Hayward Building, 22 Bermudiana Road, Hamilton HM 11, Bermuda.

APPOINTMENT OF PROXY

General

Shareholders of Record.  We encourage you to appoint a proxy to vote on your behalf by promptly submitting the enclosed proxy card, which is solicited by our Board and which, when properly completed, signed, dated and returned to us, will ensure that your shares are voted as you direct. We strongly encourage you to return your completed proxy to us regardless of whether you will attend the Annual General Meeting to ensure that your vote is represented at the Annual General Meeting.

PLEASE RETURN YOUR PROXY CARD TO HSBC IN THE ACCOMPANYING ENVELOPE NO LATER THAN 11:59 P.M., ATLANTIC TIME, ON JUNE 9, 2006. IF WE DO NOT RECEIVE YOUR PROXY CARD BY THIS TIME, YOUR PROXY WILL NOT BE VALID. IN THIS CASE, UNLESS YOU ATTEND THE ANNUAL GENERAL MEETING, YOUR VOTE WILL NOT BE REPRESENTED.

The persons named in the proxy card have been designated as proxies by our Board. The designated proxies are officers or directors of Arlington Tankers. They will vote as directed by the completed proxy card.

Shareholders of record may appoint another person to attend the Annual General Meeting and vote on their behalf by crossing out the Board-designated proxies, inserting such other person’s name on the proxy card and returning the duly executed proxy card to us. When the person you appoint as proxy arrives at the Annual General Meeting, HSBC will verify such person’s authorization to vote on your behalf by reference to your proxy card.

If you wish to change your vote, you may do so by revoking your proxy before the Annual General Meeting. Please see “Revocation of Proxy” below for more information.

Beneficial Owners.  If you hold your shares in street name, these proxy materials are being forwarded to you by your bank, broker or their appointed agent. You should also have received a voter instruction card instead of a proxy card. Your bank or broker will vote your shares as you instruct on the voter instruction card. We strongly encourage you to promptly complete and return your voter instruction card to your bank or broker in accordance with their instructions so that your shares are voted. As described above, you may also request a legal proxy from your bank or broker to vote in person at the Annual General Meeting.

Appointment of Proxies by Telephone or the Internet

If you are a shareholder of record, you may not appoint your proxy by telephone, or electronically through the Internet. If you are a beneficial owner, please check your voter instruction card or contact your bank or broker to determine whether you will be able to inform your bank or broker by telephone or the Internet how to vote on your behalf.

Voting by the Designated Proxies

The persons who are the designated proxies will vote as you direct in your proxy card or voter instruction card. Please note that proxy cards returned without voting directions, and without specifying a proxy to attend the Annual General Meeting and vote on your behalf, will be voted by the proxies designated by our Board in accordance with the recommendations of our Board. Our Board recommends:

•	a vote FOR the nominee for Class II Director to serve for a three-year term (Proposal 1);

•	a vote FOR the approval of the amendments to our bye-laws (Proposal 2); and

•	a vote FOR the appointment of Moore Stephens P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2006 and the authorization of the Board, acting through the Audit Committee, to determine the independent registered public accounting firm’s fees (Proposal 3);

If any other matter properly comes before the Annual General Meeting, your proxies will vote on that matter in their discretion.

Revocation of Proxy

You may revoke or change your proxy before the Annual General Meeting by:

•	sending us a written notice of revocation prior to the Annual General Meeting;

•	attending the Annual General Meeting and voting in person; OR

•	ensuring that we receive from you AT OUR REGISTERED OFFICE BY 11:59 P.M., ATLANTIC TIME, ON JUNE 9, 2006 a new proxy card with a later date.

Any written notice of revocation must be sent to our registered office to the attention of Dawna Ferguson, Secretary, Arlington Tankers Ltd., Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda, or by facsimile to (441) 298-7800.

APPROVAL OF PROPOSALS AND SOLICITATION

Each shareholder who owned our common shares on April 5, 2006, the record date for the determination of shareholders entitled to vote at the Annual General Meeting, is entitled to one vote for each common share. On April 5, 2006, we had 15,500,000 common shares issued and outstanding that were held by 36 record holders.

Quorum

Under our bye-laws, the quorum required for a general meeting of shareholders is two or more persons present in person at the start of the meeting and representing in person or by proxy in excess of 50% of the total issued voting shares. Holders of our common shares are the only shareholders entitled to vote at the Annual General Meeting. Shares represented by proxies that are marked “abstain” or “withhold” on any matter will be counted as shares present for purposes of determining the presence of a quorum. Common shares that are represented by broker non-votes will also be counted as shares present for purposes of determining the presence of a quorum.

If the persons present or represented by proxies at the Annual General Meeting constitute the holders of 50% or less of the paid-up share capital entitled to vote as of the record date, we will adjourn the Annual General Meeting to a later date.

Approval of Proposals

For Proposal 1, election of directors, and Proposal 3, appointment of our independent registered public accounting firm, the affirmative vote of at least a majority of the votes cast on such proposal is required to approve each proposal. For Proposal 2, the approval of the amendments to our bye-laws, the affirmative vote of not less than 80% of the votes attached to all shares issued and outstanding is required to approve the amendments to our bye-laws. Any other proposal that properly comes before the Annual General Meeting must be approved by the affirmative vote of at least a majority of the votes cast, or such other majority as is set forth in the Company’s bye-laws or the Companies Act 1981 of Bermuda. In addition, common shares represented at the Annual General Meeting whose votes are withheld on any matter will not be counted as a vote cast. An abstention will not be counted as a vote cast. A broker non-vote will also not be counted as a vote cast. A broker non-vote occurs when the broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power to vote on that proposal and has not received voting instructions from the beneficial owner for that proposal.

All votes will be tabulated by HSBC, the proxy tabulator appointed for the Annual General Meeting. HSBC will separately tabulate affirmative and negative votes, abstentions or withheld votes and broker non-votes.

Solicitation of Proxies

We will bear the cost of the solicitation of proxies, including the preparation, printing and mailing of this proxy statement and the proxy card. We will furnish copies of these proxy materials to banks, brokers, fiduciaries and custodians holding shares in their names on behalf of beneficial owners so that they may forward these proxy materials to our beneficial owners.

In addition, we may supplement the original solicitation of proxies by mail with solicitation by telephone, telegram and other means by our directors, officers and/or employees.

CORPORATE GOVERNANCE

Board Composition and Independence

Our Board consists of three directors and is divided into three classes that are of equal size. Each class of directors is elected for a three-year term of office, and the terms are staggered so that the term of only one class of directors expires at each annual general meeting. Dr. E. Grant Gibbons is our Class II director; his term expires in 2006. Michael K. Drayton is our Chairman and our Class I director; his term expires in 2007. Stephen O. Jaeger is our Class III director; his term expires in 2008.

The Board is composed entirely of independent directors. Under current New York Stock Exchange, or NYSE, rules, a director of Arlington Tankers only qualifies as “independent” if our Board of Directors affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). Our Board of Directors has established guidelines to assist it in determining whether a director has a material relationship with Arlington Tankers. Under these guidelines, a director will not be considered to have a material relationship with the Company if (1) he is independent as determined under Section 303A.02(b) of the New York Stock Exchange Listed Company Manual and (2) he:

(i) is an executive officer of another company which is indebted to the Company, or to which the Company is indebted, unless the total amount of either company’s indebtedness to the other is more than one percent of the total consolidated assets of the company he or she serves as an executive officer; or

(ii) serves as an officer, director or trustee of a tax exempt organization, unless the Company’s discretionary contributions to such organization are more than the greater of $1 million or 2% of that organization’s consolidated gross revenues. (The Company’s automatic matching of employee charitable contributions will not be included in the amount of the Company’s contributions for this purpose.)

In addition, ownership of a significant amount of the Company’s shares, by itself, does not constitute a material relationship. For relationships not covered by the guidelines set forth above, the determination of whether a material relationship exists shall be made by the other members of the Board of Directors who are independent as defined above.

Our Board has determined that each of Messrs. Drayton and Jaeger and Dr. Gibbons is independent.

Board Meetings and Committees

The Board normally has five regularly scheduled meetings per year and committee meetings are normally held in conjunction with Board meetings. Our Board met nine times in 2005. All directors attended at least 75% of the combined Board and committee meetings on which they served during the last fiscal year. Our directors are responsible for attending annual general meetings of shareholders. All of our directors attended the 2005 Annual General Meeting.

Our bye-laws give our Board the authority to delegate its powers to committees appointed by the Board. All of our committees are composed solely of directors. Our committees are required to conduct meetings and take action in accordance with the directions of the Board, the provisions of our bye-laws and the terms of their respective committee charters.

Our Board of Directors has established three standing committees — Audit, Compensation, and Nominating and Corporate Governance — each of which operates under a charter that has been approved by the Board. Current copies of each committee’s charter are posted on our website: www.arlingtontankers.com. Please note that the information contained in or connected to our website is not intended to be part of this proxy statement. Our Board of Directors has determined that all of the members of each of the Board’s three standing committees are independent as defined under the rules of the New York Stock Exchange, including, in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Exchange Act.

Audit Committee.  Our Audit Committee assists the Board in fulfilling its responsibility for oversight of (i) the quality and integrity of our financial statements and reports; (ii) our compliance with legal and regulatory requirements; (iii) the independent auditor’s qualifications and independence; and (iv) the performance of our independent auditor and our corporate accounting and financial reporting. Please see the Audit Committee Report included in this proxy statement for information about our 2005 fiscal year audit. The Audit Committee met six times in 2005 (including two teleconference meetings). The members of our Audit Committee are Mr. Jaeger (chairman) and Dr. Gibbons. Each of the members of the Audit Committee is independent under the Sarbanes-Oxley Act of 2002 and the listing standards of the NYSE. Our Board has determined that Mr. Jaeger qualifies as an audit committee financial expert as defined in Item 401(h) of Regulation S-K. In accordance with our Audit Committee charter, no committee member may simultaneously serve on the audit committee of more than two other public companies without the prior approval of the Board.

Compensation Committee.  Our Compensation Committee oversees the discharge of the responsibilities of the Board relating to compensation of the Company’s executive officers. The Committee (i) annually reviews and approves corporate goals and objectives relevant to CEO compensation; (ii) evaluates and sets the compensation of our Co-Chief Executive Officers; (iii) makes recommendations regarding the salaries and bonuses of our other executive officers, if any, and the compensation of our directors; and (iv) oversees the evaluation of management by the Board of Directors. The current members of the Compensation Committee are Messrs. Drayton and Jaeger and Dr. Gibbons. Our Compensation Committee was established in November 2005 and did not meet during fiscal 2005.

Nomination and Corporate Governance Committee.  Our Nominating and Corporate Governance Committee is responsible for (i) identifying individuals qualified to become Board members consistent with criteria approved by the Board; (ii) recommending to the Board the persons to be nominated by the Board for election as directors at any meeting of shareholders; (iii) developing and recommending to the Board a set of corporate governance principles; and (iv) overseeing the evaluation of the Board. The current members of the Nominating and Corporate Governance Committee are Messrs. Drayton and Jaeger and Dr. Gibbons. Our Nominating and Corporate Governance Committee was established in November 2005 and did not meet during fiscal 2005.

Director Nomination Process

The process followed by the Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Committee and the Board.

In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended director nominees, the Nominating and Corporate Governance Committee applies the criteria set forth in our Corporate Governance Guidelines. These criteria include the candidate’s integrity, business acumen, knowledge of the Company’s business and industry, experience, diligence, an absence of conflicts of interest and the candidate’s ability to act in the interests of all shareholders. The Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. The Company believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

Shareholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the shareholder or group of shareholders making the recommendation has beneficially owned more than 5% of the Company’s common shares for at least a year as of the date such recommendation is made, to: Nominating and Corporate Governance Committee, c/o Secretary, Arlington Tankers Ltd. First Floor, The Hayward Building, 22 Bermudiana Road, Hamilton HM 11, Bermuda. Assuming that appropriate biographical and background material has been provided on a timely basis, the Committee will evaluate shareholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. If the Board determines to nominate a shareholder-recommended candidate and recommends his or her election, then his or her name will be included in the Company’s proxy card for the next annual general meeting.

Shareholders also have the right under the Company’s bye-laws to directly nominate director candidates, without any action or recommendation on the part of the Committee or the Board, by following the procedures described under the heading “Attending and Voting at the Annual General Meeting — Submitting a Shareholder Proposal,” above.

Communications from Shareholders and Other Interested Parties

The Board will give appropriate attention to written communications on issues that are submitted by shareholders and other interested parties, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by committee charters, the Chairman of the Board, with the assistance of the Company’s general counsel, is primarily responsible for monitoring communications from shareholders and other interested parties and for providing copies or summaries to the other directors as he considers appropriate. Communications will be forwarded to all directors if they relate to substantive matters and include suggestions or comments that the Chairman of the Board considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to personal grievances and matters as to which Arlington Tankers tends to receive repetitive or duplicative communications. Shareholders who wish to send communications on any topic to the Board should address such communications to Board of Directors, c/o Corporate Secretary, Arlington Tankers Ltd. First Floor, The Hayward Building, 22 Bermudiana Road, Hamilton HM 11, Bermuda.

Code of Ethics

We have a code of ethics that sets forth our commitment to ethical business practices. Our code of ethics applies to employees, directors and officers, including our President and Chief Financial Officer, or persons performing similar functions. Our code of ethics is available on our website, www.arlingtontankers.com, and in print from us without charge upon request. We intend to post amendments to and waivers of our code of ethics on our website.

PROPOSAL 1 — ELECTION OF DIRECTOR

General

Our Board consists of three directors and is divided into three classes that are of equal size. Each class of directors is elected for a three-year term of office, and the terms are staggered so that the term of only one class of directors expires at each annual general meeting. Dr. E. Grant Gibbons is our Class II director, and his term expires in 2006. Michael K. Drayton is our Chairman and our Class I director, and his term expires in 2007. Stephen O. Jaeger is our Class III director, and his term expires in 2008.

Election of Class II Director

Our Class II director will be elected at this Annual General Meeting and will serve a term that expires at our 2009 annual general meeting. Dr. E. Grant Gibbons has been nominated to continue to serve as our Class II director.

The following paragraphs set forth information about the business experience and education of the nominee and our directors. The nominee for election at the Annual General Meeting is listed first. Information about the number of shares of common stock beneficially owned by each director appears below under the heading “Security Ownership of Certain Beneficial Owners and Management.”

There are no family relationships among any of the directors and executive officers of Arlington Tankers.

Class II Nominee

E. Grant Gibbons, 53

Dr. Gibbons has been a member of the Bermuda Parliament since 1994. From 1995 to 1998, Dr. Gibbons served as the Bermuda Minister of Finance and served as the opposition shadow Minister of Finance from 1999 to 2006. Dr. Gibbons was the Parliamentary Leader of the opposition United Bermuda Party from 2001 to 2006. Dr. Gibbons currently serves as a director of Gibbons Management Services Limited, an internal services division of a diversified, privately-held business and as Deputy Chairman, Colonial Group International, Ltd., a privately-held insurance company operating in Bermuda and throughout the Caribbean. Dr. Gibbons also currently serves as Managing Director of Wired Atlantic Limited, a private equity firm investing in U.S. and European technology companies. Dr. Gibbons is a citizen and resident of Bermuda.

Class I Director with Term Expiring in 2007

Michael K. Drayton, 55

Mr. Drayton is a director of Galbraith’s Ltd. and its parent company, Galbraith Holdings Ltd. He is responsible for the strategic direction of the Galbraith’s group of companies, a position he assumed in 2003 having previously been head of the Sale & Purchase Division. Mr. Drayton has been a director of the Baltic

Exchange, one of the world’s leading shipping exchanges, since 2000 and in July 2005 was elected its vice-Chairman. Mr. Drayton is a citizen and resident of the United Kingdom.

Class III Director with Term Expiring in 2008

Stephen O. Jaeger, 61

Mr. Jaeger served as the Chairman and Chief Executive Officer of eBT International, Inc., a former software products and services company, from March 1999 until April 2000. From June 2001 until December 2005, Mr. Jaeger served as eBT’s President and CEO, and he continues to serve as Chairman. Prior to joining eBT, Mr. Jaeger was the Executive Vice President and Chief Financial Officer of Clinical Communications Group, Inc., a privately held provider of educational marketing services to the pharmaceutical and biotech industry, from 1997 to 1998. From 1995 to 1997, Mr. Jaeger served as Vice President, Chief Financial Officer and Treasurer of Applera Corporation, formerly known as Perkin-Elmer Corporation, an analytical instruments and systems company with a focus on life sciences and genetic discovery. Prior to 1995, Mr. Jaeger was Chief Financial Officer and a director of Houghton Mifflin Company and held various financial positions with the British Petroleum Company, Weeks Petroleum Limited and Ernst & Young LLP. Mr. Jaeger is a Certified Public Accountant. Mr. Jaeger serves on the board of Savient Pharmaceuticals, Inc. and is on the Compensation Committee. He also is the chairman of Savient’s Audit Committee and is Savient’s designated “financial expert.” Mr. Jaeger is also on the board of Aradigm Corporation, a developer of drug delivery technologies. Mr. Jaeger is chairman of Aradigm’s Audit Committee and is Aradigm’s designated “financial expert.” Mr. Jaeger is a citizen and resident of the United States.

RECOMMENDATION OF THE BOARD

Our Board recommends that you vote FOR the election of Dr. Gibbons to our Board as a Class II Director for a term ending at our 2009 annual general meeting.

EXECUTIVE COMPENSATION

Compensation Committee Report on Executive Compensation

Principles of Executive Compensation

The Compensation Committee is composed of independent outside directors who are responsible for the Company’s compensation programs. The executive compensation program is designed to motivate and retain our co-chief executive officers. The Company’s underlying compensation philosophy is to reward initiative, and to ensure the amount and nature of executive compensation is reasonably consistent with the Company’s achieved financial results, particularly the quarterly dividend payments made to our shareholders. We believe this program will also serve to attract executive talent in the event the Company’s operations call for additional executive support.

The Company’s executive compensation program in 2005 consisted of base salary and normal benefits.

Base Salary

On an individual basis, executive salaries are a function of the individual’s background, experience, ability to manage the responsibilities of a public reporting company, sophistication in business development, finance and breadth of responsibilities, and special nature of the Company’s operations. The Compensation Committee believes that executive salaries fall within the range of compensation paid to individuals that have such skills and function in a similar operating environment.

Bonus Awards

The Company did not maintain a bonus awards plan in 2005. The Compensation Committee intends to recommend a bonus plan for 2006 that is primarily based on the achievement of preset financial performance.

Common Share Awards and Option Grants

The Company currently does not make common share awards or have in place a share option plan.

Compensation of the Co-Chief Executive Officers

The salary of our President and Co-Chief Executive Officer, Arthur Regan, remained at $230,000 in 2005. The annual salary of our Chief Financial Officer and Co-Chief Executive Officer, Edward Terino, was $210,000 in 2005. Mr. Terino joined the Company in July 2005. These salaries were determined in accordance with the guidelines outlined above in Base Salary.

Section 162(m) Compliance

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to the company’s chief executive officer and the four other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. The Compensation Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the limit when the Compensation Committee believes such payments are appropriate and in the best interests of the Company and its shareholders, after taking into consideration changing business conditions and the performance of its employees.

Michael K. Drayton,
Stephen O. Jaeger, and
Dr. E. G Gibbons

Summary Compensation Table

The following Summary Compensation Table sets forth certain information from the Company’s last completed fiscal years since its organization concerning the compensation of the Co-Chief Executive Officers (the “CEOs”) of the Company as of December 31, 2005 and the most highly compensated executive officers (other than the CEOs) for the fiscal year which ended December 31, 2005,whose total annual salary and bonus exceeded $100,000 for the fiscal year ending December 31, 2005 (collectively, the “Named Executive Officers”).

		Annual Compensation
					Other
					Annual	All Other
Name and Principal Position	Fiscal Year	Salary		Bonus	Compensation(1)	Compensation

Arthur L. Regan	2005	$230,000		—	—	—
President and Co-Chief	2004	$57,500	(2)	—	—	—
Executive Officer
Edward Terino	2005	$105,000	(3)	—	—	—
Co-Chief Executive Officer	2004	—		—	—	—
and Chief Financial Officer
Tara L. Railton(4)	2005	$75,000	(4)	—	—	$48,750	(5)
	2004	$37,500	(4)	—	—	—

(1)	There were no benefits or perquisites that were not available to all employees.

(2)	Mr. Regan’s employment with the Company began on October 1, 2004. His annual salary for 2004 was $230,000.

(3)	Mr. Terino joined the Company on July 5, 2005. His annual salary for 2005 was $210,000.

(4)	Ms. Railton’s employment with the Company began on October 1, 2004. Her annual salary for 2004 and 2005 was $150,000. Ms. Railton resigned from the position of Chief Financial Officer of the Company on July 1, 2005.

(5)	Ms. Railton’s compensation for 2005 includes a lump sum payment of $37,500, representing three months salary, and $11,250, representing accrued and unpaid pension on July 1, 2005, each paid on July 1, 2005 under the terms of a Termination Agreement between the Company and Ms. Railton, dated as of July 1, 2005 that is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated July 1, 2005.

Employment and Other Agreements and Severance and Change of Control Arrangements

We have not entered into employment contracts with any members of our Board or with our current executive officers. On July 1, 2005, we entered into a Termination Agreement in connection with Ms. Railton’s resignation from the Company pursuant to which we made lump sum payment on July 1, 2005 to Ms. Railton of $37,500, representing three months salary, and $11,250, representing accrued and unpaid pension. On October 26, 2005, we entered into change of control agreements with Messers Regan and Terino, which we will refer to as the Agreements. Under the terms of the Agreements, if the officer is either terminated by the Company without cause or chooses to terminate his employment for good reason (as defined in the Agreements) within twelve months of a change in control event, as defined in the Agreements, he is entitled to (a) a lump sum severance payment equal to 12 months base salary at the base salary he received as of the date of the change of control, or termination of employment, whichever is greater, (b) a lump sum payment equal to the highest bonus he received in any of the three years prior to the year in which the change of control occurred and (c) benefits to him and his family for 12 months (or as provided in the applicable benefit plan) after the date of his termination (as defined in the Agreements). If the officer is terminated by the Company other than for cause, disability or death, or terminates his employment for good reason (as defined in the Agreements), the Company will provide outplacement services up to an aggregate value of $20,000. In addition, upon a change in control, all options and restricted shares held by the executive officer will become immediately exercisable or fully vested, respectively, and will no longer be subject to a right of repurchase by the Company. In the event that the Company undergoes a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company (determined in accordance with Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended, or the Code), the Agreement contains provisions regarding certain circumstances in which the Company is not obligated to make payments determined by the Company to be in the nature of compensation made available to a “disqualified individual” under Section 280G of the Code that is contingent on a change of ownership or control.

Equity Compensation Plan Information

We do not maintain any equity compensation plans.

Compensation of Directors

Directors of the Company who are not employees of the Company or any of its subsidiaries (hereinafter referred to as “non-employee directors”) are entitled to receive the directors’ fees described below. Each of our directors was a non-employee director for the entire 2005 fiscal year.

Directors’ Fees.  Effective January 1, 2005, we increased the annual fee that we pay to each of our directors to $30,000, plus $1,250 for each Board or committee meeting in excess of five per year. In addition, effective January 1, 2005, we began paying an annual $10,000 supplement to each of the Chairman of the Board and the Chairman of the Audit Committee. The remuneration of our directors is determined by our Board, each member of which is independent, although there is no requirement that a specified number or percentage of “independent” directors must approve any such determination. We also reimburse directors for reasonable expenses incurred by them in attending Board meetings, committee meetings and our annual general meetings or in connection with the business of the Company or their duties as directors. None of our directors have service agreements with us or any of our subsidiaries providing for benefits upon termination of service.

Compensation Committee Interlocks and Insider Participation

The members of our Compensation Committee are Messrs. Drayton and Jaeger and Dr. Gibbons, who have served on our Compensation Committee since November 2005. During 2005, none of our executive officers served on the compensation committee (or equivalent), or the board of directors, of another entity whose executive officer(s) served on our Compensation Committee or Board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table contains information concerning the beneficial ownership of our common stock as of February 15, 2006 by the shareholders we know to beneficially own more than 5% of our outstanding common shares; each director; each executive officer named in the Summary Compensation Table included in this proxy statement; and all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our shares.

Percentage of beneficial ownership is based on 15,500,000 common shares issued and outstanding as of February 15, 2006. All holders of our common shares, including those shareholders listed below, have the same voting rights with respect to such shares.

	Shares Beneficially Owned(2)
Name and Address of Beneficial Owner(1)	Number	Percentage

Stena and Concordia entities and related persons(3)	2,225,205	14.4%
Wellington Management Company, LLP(4)	1,698,600	11.0%
UST Corporation(5)	865,292	5.6%
Michael K. Drayton	445	*
E. Grant Gibbons	0	*
Stephen O. Jaeger	3,000	*
Tara Railton	3,000	*
Arthur Regan	3,000	*
Edward Terino	0	*
All directors and executive officers as a group (5 persons)	9,445	*

*	Less than 1% of our outstanding common shares.

(1)	Unless otherwise indicated, the address of each beneficial owner listed is c/o Arlington Tankers Ltd., First Floor, The Hayward Building, 22 Bermudiana Road, Hamilton HM 11, Bermuda

(2)	The number of common shares beneficially owned by each person is determined under rules promulgated by the Securities and Exchange Commission, or SEC. For each person, the “Number of Shares Beneficially Owned” column may include common shares attributable to the person because of that person’s voting or investment power or other relationship. Unless otherwise indicated, each person in the table has sole voting and investment power over the shares listed. The inclusion in the table of any shares, however, does not constitute an admission of beneficial ownership of those shares by the named shareholder.

(3)	Includes 2,225,205 shares beneficially owned by Dan Sten Olsson, 1,534,784 shares beneficially owned by Concordia Maritime AB, 1,534,784 shares beneficially owned by Madeline Olsson Eriksson, 1,534,784 shares beneficially owned by Stefan Sten Olsson, 1,534,784 shares beneficially owned by Stena Sessan AB, 690,421 shares owned by Stena AB, 690,421 shares beneficially owned by Stena (Switzerland) AG, 767,392 shares beneficially owned by CM V-MAX I Limited and 767,392 shares beneficially owned by CM V-MAX II Limited. All of the information in this footnote is based on the Schedule 13G filed by Stena (Switzerland) AG (on behalf of each of the holders referenced by this footnote) on February 10, 2005. The Schedule 13G states that each of the referenced holders has shared voting and dispositive power over our common shares listed as owned by such holder. The address of the business office of each of Dan Sten Olsson, Madeleine Olsson Eriksson, Stefan Sten Olsson, Stena, Stena Sessan and Concordia is Masthuggskajen, SE-405 19 Gothenburg, Sweden. The address of the business office of each of Stena Switzerland is Bahnhofplatz, CH-6300 Zug, Switzerland. The address of the business office of each of V-Max I and V-Max II is c/o Codan Services Limited, Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda.

(4)	Based on the Schedule 13G filed by Wellington Management Company, LLP on February 14, 2006. The Schedule 13G states that Wellington has shared voting power over 924,200 of our common shares, and shared dispositive power over 1,698,600 of our common shares. The address for Wellington Management Company LLP is 75 State Street Boston, MA 02109.

(5)	Based on the Schedule 13G filed by U.S. Trust Company, N.A., US Trust Company of New York, and U.S. Trust Corporation, or US Corp, on February 13, 2006. The Schedule 13G states that US Trust has sole voting power over 18,100 of our common shares, and sole dispositive power over 865,292 of our common shares. US Corp., a Bank Holding Company, is a wholly-owned direct subsidiary of The Charles Schwab Corporation, or Schwab, which is a publicly-traded company. Charles Schwab Investment Management, Inc., or CSIM, which is a wholly-owned direct subsidiary of Schwab, files separate Forms 13G. Neither UST Corp. nor CSIM shares any power with respect to the voting or disposition of securities reflected on the other’s Forms 13G. United States Trust Company of New York, which is a New York State-Chartered Bank, is a wholly-owned direct subsidiary of UST Corp. U.S. Trust Company, N.A., which is a National Bank with headquarters in Connecticut, is a wholly-owned direct subsidiary of UST Corp. The address of US Trust Co. N.A. is 114 West 47th Street, 25th Floor, New York , NY 10036-1532.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and the holders of more than 10% of our common shares to file with the SEC initial reports of ownership of our common shares and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Officers, directors and 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of our records and written representations by the persons required to file these reports, all filing requirements of Section 16(a) were satisfied with respect to our most recent fiscal year.

Stock Performance Graph

The following graph compares the cumulative total return to shareholders for our common shares for the period from November 5, 2004, the date of our initial public offering, through December 31, 2005 against the S&P 500 index and a group of our peer issuers described below. The comparison assumes $100.00 was invested in our common shares, the S&P 500 index and the group of our peer issuers and assumes reinvestment of dividends.

INDEXED RETURNS

	Quarter Ending
	Base Period
Company/ Index	11/5/04	12/31/04	3/31/05	6/30/05	9/30/05	12/31/05
ARLINGTON TANKERS LTD	100	104.13	110.17	105.01	115.57	109.71
S&P 500 INDEX	100	104.27	102.03	103.42	107.15	109.39
PEER GROUP	100	104.10	119.00	113.96	111.97	100.43

The group of our peer issuers includes General Maritime Corp., Knightsbridge Tankers, Nordic American Tanker Shipping Ltd., Ship Finance International Ltd., TeeKay LNG Partners LP, and Double Hull Tankers, Inc. TeeKay LNG Partners LP is included from May 5, 2005, the date of its initial public offering. Double Hull Tankers, Inc. is included from October 13, 2005, the date of its initial public offering.

In accordance with the rules of the SEC, cumulative total return data for our common shares is based on the closing sale price of our common shares on the New York Stock Exchange on November 5, 2004, rather than the initial public offering price of $20.00 per share.

AUDIT COMMITTEE REPORT

Our Audit Committee is composed of two independent directors, each of whom is financially literate. In addition, our Board has determined that Mr. Jaeger qualifies as an audit committee financial expert within the meaning of the SEC regulations and the New York Stock Exchange listing standards. The Audit Committee operates under a written charter, which reflects NYSE listing standards and Sarbanes-Oxley Act requirements regarding audit committees. Our Audit Committee charter is available on our website www.arlingtontankers.com.

The Audit Committee’s primary role is to assist the Board in fulfilling its responsibility for oversight of (i) the quality and integrity of our financial statements and reports, (ii) our compliance with legal and regulatory requirements, (iii) our independent registered public accounting firm’s qualifications and independence and (iv) the performance of our independent registered public accounting firm and our corporate accounting and financial reporting.

Our management is responsible for the preparation of the consolidated financial statements, the financial reporting process and its system of internal controls. Our independent registered public accounting firm is responsible for performing an audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States), and issuing an opinion as to the conformity of those audited consolidated financial statements to U.S. generally accepted accounting principles. The Audit Committee monitors and oversees these processes.

The Audit Committee has adopted a policy designed to increase its oversight of our independent registered public accounting firm. Under the policy, the Audit Committee approves all audit, and audit-related services, tax services and other services provided by the independent registered public accounting firm. In addition, any services provided by the independent registered public accounting firm that are not specifically included within the scope of the audit must be pre-approved by the Audit Committee in advance of any engagement. The Audit Committee’s charter also ensures that the independent registered public accounting firm discusses with the Audit Committee important issues such as internal controls, critical accounting policies, instances of fraud and the consistency and appropriateness of our accounting policies and practices.

The Audit Committee has reviewed and discussed with management and KPMG LLP, our independent registered public accounting firm in 2005, the audited consolidated financial statements as of and for the year ended December 31, 2005 and the unaudited consolidated financial statements for the quarters ended March 31, June 30 and September 30, 2005. In addition, the Audit Committee met regularly with management and KPMG LLP to discuss the results of their evaluations of our internal controls and the overall quality of our financial reporting. The Audit Committee has also discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from KPMG LLP, the independent registered public accounting firm, their written report required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from us and our management.

Based on these reviews and discussions, the Audit Committee has recommended to the Board, and the Board has approved, the inclusion of the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2005.

Members of the Audit Committee

Stephen O. Jaeger, Chairman
E. Grant Gibbons

PROPOSAL 2 — AMENDMENTS TO OUR BYE-LAWS TO ALLOW THE NUMBER OF
DIRECTORS TO BE DETERMINED BY OUR BOARD OF DIRECTORS AND
FOR THE QUORUM TO BE A MAJORITY OF THE DIRECTORS

Our Board of Directors recommends shareholder approval to amend the bye-laws of the Company to eliminate the current provision that the Board of Directors have three members. The proposed amendment, which has been approved by our Board, would enable our Board to determine the needs of the Board periodically and to determine the number of directors that would best serve the Company. In conformance with this amendment, the quorum requirement, which is currently two directors, would be amended to be a majority of the directors. Appendix A to this proxy statement shows the proposed amendments to the bye-laws. We believe that having the flexibility to do this is vital to our future success. Approval of these amendments would allow our Board to consider well-qualified candidates as Board members and be more responsive to changes in corporate governance.

Currently, we can only increase the size of our Board through an amendment to our bye-laws requiring approval by shareholders holding 80% of our outstanding common shares. In 2005 we transitioned the Company to a U.S. reporting entity to facilitate more timely and complete public filings that are intended to improve the quality of information about the Company that is available to shareholders. As a result of our transition to a U.S. reporting entity, additional requirements of the New York Stock Exchange relating to U.S. issuers required us to comply with additional corporate governance standards, particularly as they relate to the Board and various committee structures. We believe that our current Board size of only three directors combined with the additional corporate governance requirements places a challenging burden on our current directors and provides for little back-up in the event one of our directors is unable to fulfill his responsibilities on the Board. Further, our current process for increasing the size of our Board increases our administrative burden and therefore is not cost efficient to us and our shareholders. Coordinating an additional vote of shareholders to propose the addition of a seat on the Board takes time and money and forces us to divert resources away from our daily business. Otherwise, we are limited to the timing of our annual meeting to seek an increase in the size of the Board from our shareholders.

The proposed amendment would allow the Board members to determine the size of the Board through discussion and a vote, which is the process used for most of our governance decisions. This description of the amendment is qualified by the text of the amendment itself, which is attached to this proxy statement as Appendix A.

We are committed to finding strong, dedicated leaders to join us and help Arlington Tankers establish itself in the forefront of our industry. We know that qualified individuals often can select from a range of opportunities. We feel strongly that we need to be able to welcome such an individual to our Board when the opportunity arises.

It is important that we be able to adapt as we grow as a company. We think we can benefit from the experiences and knowledge additional directors can bring. By allowing the size of our Board to increase when our directors determined that it is in our best interest, we can be more responsive to changes in corporate governance and can improve the company for our shareholders.

RECOMMENDATION OF THE BOARD

Our Board recommends that you vote FOR the resolution to approve the amendments to our bye-laws to allow the number of directors to be determined by our Board of Directors and for the quorum to be a majority of the directors.

PROPOSAL 3 — APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

General

Our Board has recommended and asks that you appoint Moore Stephens P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2006 and authorize our Board, acting through the Audit Committee, to determine the independent registered public accounting firm’s fees. According to Bermuda law, an independent registered public accounting firm is appointed for a one-year term beginning at the annual general meeting at which it is appointed and continuing until the close of the next annual general meeting.

The affirmative vote of a majority of the votes cast on the proposal is required to make such appointment. If you do not appoint Moore Stephens P.C., our Board will reconsider its selection of Moore Stephens P.C. and make a new proposal for an independent registered public accounting firm.

For the fiscal years 2005 and 2004 KPMG LLP and KPMG Bermuda were our independent registered public accounting firm. After a thorough evaluation and analysis of our audit fees for 2005 and proposed audit fees for 2006, the Board has decided to recommend that Moore Stephens P.C. be engaged to complete the Company audit for the fiscal year ending December 31, 2006. The Board concluded that Moore Stephens P.C. had extensive experience in the maritime industry, including experience with publicly traded shipping companies. In addition, the Board concluded that Moore Stephens’s fee proposal was more economically viable for the Company.

The Board has engaged Moore Stephens P.C. to complete a review of the interim consolidated financial statements for the 2006 first quarter.

KPMG LLP has audited our annual consolidated financial statements for our 2005 fiscal year. KPMG Bermuda audited our annual consolidated financial statements for our 2004 fiscal year. KPMG Bohlins AB audited our predecessor combined carve-out financial statements for the fiscal year ended December 31, 2003. Together, we refer to KPMG LLP, KPMG Bermuda, and KPMG Bohlins AB as the KPMG Entities.

Representatives of KPMG Entities are expected to be present at the Annual General Meeting to discuss the Company’s annual consolidated financial statements for our 2005 fiscal year. We expect that these representatives will be available to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so.

Independent Registered Public Accounting Firm’s Fees and Other Matters

The chart below sets forth the aggregate fees for professional services rendered by the KPMG Entities for services performed in 2005 and breaks down these amounts by the category of service.

2005

Audit Fees	$520,000
Audit-Related Fees	—
Tax Fees	—
All Other Fees	—

Total	$520,000

Audit Fees:  Audit fees consist of fees for the audit of our consolidated financial statements, the audit of our internal control over financial reporting, the review of the interim consolidated financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements

Audit-Related Fees:  Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under “Audit Fees”.

During the fiscal year ended December 31, 2005, KPMG LLP did not bill us for audit-related services.

Tax Fees:  Tax fees consist of fees for tax compliance, tax advice and tax planning services. During the fiscal year ended December 31, 2005, KPMG LLP did not bill us for tax related services.

All Other Fees:  During the fiscal year ended December 31, 2005, KPMG LLP did not bill us for other services rendered to us and our affiliates.

Pre-Approval Policies and Procedures

Any services provided by KPMG LLP and Moore Stephens P.C. that are not specifically included within the scope of the audit must be pre-approved by the Audit Committee in advance of any engagement. Under the Sarbanes-Oxley Act of 2002, audit committees are permitted to approve certain fees for audit-related services, tax services and other services pursuant to a de minimis exception prior to the completion of an audit engagement.

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by the Company’s independent registered public accounting firm.

The Audit Committee approves all audit services, audit-related services, tax services and other services provided by KPMG LLP and Moore Stephens P.C. The Audit Committee may form and delegate authority to one or more subcommittees as it deems appropriate. Any decision of a subcommittee to preapprove audit, review, attest or non-audit services shall be presented to the full Audit Committee at its next scheduled meeting.

RECOMMENDATION OF THE BOARD

Our Board recommends that, based on the recommendation of the Audit Committee, you vote FOR the appointment of Moore Stephens P.C. to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2006 and the authorization of the Board, acting through the Audit Committee, to determine the independent registered public accounting firm’s fees.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Loans to Directors and Executive Officers

Under Bermuda law, we cannot lend money to our directors without the approval of shareholders representing 90% of our common shares. We have no outstanding loans to any director. In addition, we are in compliance with the provisions of the Sarbanes-Oxley Act of 2002 prohibiting certain loans to directors and executive officers.

Financing Transactions and Capital Contributions

We were incorporated in September 2004 as a jointly-owned subsidiary of Stena AB (publ), or Stena, and Concordia Maritime AB (publ), or Concordia. Stena and Concordia each owned 50% of our founder shares. We repurchased all outstanding founder shares in 2004. We have acquired our fleet of eight vessels from subsidiaries of Concordia and Stena and two companies owned by Stena and Fram Shipping Ltd., which we refer to as Fram. We have also entered into ship management agreements with Northern Marine Management Ltd., a wholly-owned subsidiary of Stena. Our bye-laws provide, as permitted by the Companies Act 1981 of Bermuda, that we, or any of our subsidiaries, may enter into a contract in which a director is directly or indirectly interested, but the director must disclose his or her interest to our Board at the first opportunity at a meeting of directors or by writing to the directors.

Memoranda of Agreement.  Pursuant to memoranda of agreement entered into in October 2004, we acquired our first six tankers from subsidiaries of Concordia and Stena, and two companies owned by Stena and Fram. The total purchase price for these vessels equaled approximately $426.5 million, consisting of $345.5 million in cash that we financed through our initial public offering and borrowings under our secured credit facility, and the issuance of 4,050,000 common shares to subsidiaries of Concordia and Stena and two companies owned by Stena and Fram, valued at an aggregate of $81 million, based on the initial public offering price of $20.00 per share.

On January 5, 2006, Arlington Tankers entered into a series of agreements (the “Transaction Documents”) with Stena Bulk, Northern Marine and Stena Maritime (“Stena Parties”), pursuant to which Arlington, through wholly-owned subsidiaries, completed the purchase from subsidiaries of Stena Maritime two Product tankers (the “Vessels”) known as Stena Concept and Stena Contest for a purchase price per Vessel of $46,000,000.

The Charters.  We have chartered our two V-MAX tankers to two wholly-owned subsidiaries of Concordia, which have currently sub-chartered those tankers to Sun International Limited Bermuda, an indirect wholly-owned subsidiary of Sunoco. We have chartered our two Panamax tankers and four Product tankers to Stena Bulk AB, a wholly-owned subsidiary of Stena. We refer to these two Concordia subsidiaries and Stena Bulk AB collectively, as the Charterers. The daily base time charter rate, which we call the Basic Hire, payable to us under the charters has been fixed in advance. In addition to the Basic Hire, the Charterers may pay us additional payments quarterly in arrears, which we refer to as the Additional Hire. The Additional Hire, if any, payable in respect of a vessel, other than the V-MAX tankers as described below, will be equal to 50% of a weighted average hire after deduction of the Basic Hire in effect for that quarter. This weighted average hire will generally be calculated using:

•	for periods that the vessel is subchartered by the Charterer under a time charter, the daily hire received by the Charterer on the vessel, net of specified fees incurred by the Charterer; and

•	for periods that the vessel is not subchartered by the Charterer under a time charter, average spot rates, which are rates for the immediate chartering of a vessel usually for a single voyage, determined by a shipbrokers’ panel for the routes traditionally served by each of our vessel types and other parameters set forth in the Charters.

Stena and Concordia have each agreed to guarantee the performance of their respective subsidiaries under each of the Charters, including the payment of Basic Hire and Additional Hire. We have agreed to guarantee the obligations of each of our subsidiaries under the Charters.

Our two V-MAX vessels have been sub-chartered by subsidiaries of Concordia to Sun International. One of these sub-charters expires in June 2007 and the other expires in September 2007. Upon expiration of these sub-charters, if Sun International does not extend a charter with Concordia at a time charter rate at least equal to the Basic Hire under our charters with Concordia, we will have the option to terminate that charter with Concordia on 60 days prior notice until one year following the expiration of the Sun International charters, unless Concordia has (a) entered into new time charters for each of the vessels at a time charter rate at least equal to the Basic Hire under our charters with Concordia for the remainder of the charter period with a company (or its subsidiary) having a credit rating of “BBB” or higher from Standard & Poor’s Rating Services or “Baa2” or higher from Moody’s Investors Service, Inc. or (b) provided cash collateral initially in an amount equal to $7.5 million per charter, decreasing quarterly thereafter pro rata, as security for its payment obligations under the Charter. If we terminate a charter with Concordia as described above, Stena has agreed to cause Stena Bulk to charter from us the V-MAX tanker previously subject to that charter at a time charter rate equal to the Basic Hire under that charter for the remainder of the charter period and otherwise on the terms and conditions of that charter, and to guarantee the obligations of Stena Bulk under the new charter with us.

Ship Management Agreements.  Our vessel-owning subsidiaries have entered into fixed rate ship management agreements with Northern Marine, a wholly-owned subsidiary of Stena, pursuant to which Northern Marine is responsible for the technical management of our vessels. Northern Marine has outsourced some of these services to third-party providers. Northern Marine has agreed to indemnify us for the loss of Basic Hire for each of our vessels in the event, for circumstances specified under the relevant Charter, the vessel is off hire or receiving reduced hire for more than five days during any twelve-month period, net of amounts received by us from off-hire insurance. Both we and Northern Marine have the right to terminate any of the ship management agreements if the relevant Charter has been terminated. The ship management agreements also require Northern Marine to maintain insurance for each of the vessels. Under the ship management agreements, each of our vessel owning subsidiaries pays Northern Marine a fixed fee per day per vessel, which increases 5% per year for as long as the relevant Charter is in place. In addition, for each day a vessel is on hire for over 360 days during any twelve-month period following the date the applicable vessel is delivered to us, we pay Northern Marine an incentive payment in an amount equal to the Basic Hire for such vessel. Under the ship management agreements, Northern Marine has agreed to return our vessels in-class and in the same good order and condition as when delivered, except for ordinary wear and tear. We have agreed to guarantee the obligations of each of our subsidiaries under the ship management agreements.

Stena has agreed to guarantee the payment of amounts due to us by Northern Marine under the ship management agreements as a result of off hire or reduced hire of the vessels. In addition, if we terminate our ship management agreements with Northern Marine because Northern Marine has failed to perform its obligations under such agreements, Stena has agreed to provide a replacement ship manager to perform the obligations set forth in our ship management agreements on the same terms and for the same fixed amount payable to Northern Marine.

Registration Rights.  We have entered into a registration rights agreement with the subsidiaries of Concordia and Stena and the companies owned by Stena and Fram pursuant to which we have agreed to register the shares owned by such companies for sale to the public.

UNITED STATES SECURITIES AND EXCHANGE COMMISSION REPORTS

Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, as filed with the SEC, are available to shareholders free of charge via our website at www.arlingtontankers.com in the sections entitled “Investor Relations — SEC Filings” or by writing to us at our registered office to the attention of Dawna Ferguson, Secretary, Arlington Tankers Ltd., Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda.

OTHER MATTERS

We know of no other business that will be brought before the Annual General Meeting. If any other matter or any proposal should be properly presented and should properly come before the meeting for action, the persons named in the accompanying proxy will vote upon such proposal at their discretion and in accordance with their best judgment.

By order of the Board of Directors,

Dawna Ferguson
Secretary

Hamilton, Bermuda
April 18, 2006

APPENDIX A

AMENDMENTS TO THE BYE-LAWS

BYE- LAW 37.  ELECTION OF DIRECTORS

37.1 The Board shall consist of ~~three~~at least two Directors or such number in excess thereof as the Board may determine, each having one vote.

* * *

BYE-LAW 57.  QUORUM AT BOARD MEETINGS

The quorum necessary for the transaction of business at a meeting of the Board shall be ~~two Directors.~~a simple majority of the entire Board at the time of the meeting.

PROXY CARD

ARLINGTON TANKERS LTD.

PROXY FOR ANNUAL GENERAL MEETING OF SHAREHOLDERS

JUNE 12, 2006

     The undersigned shareholder of Arlington Tankers Ltd. hereby appoints Stephen O. Jaeger and Arthur L. Regan, and each of them, with full power of substitution, as proxies to vote the shares which the undersigned could vote if personally present at the 2006 Annual General Meeting of Shareholders of Arlington Tankers Ltd. to be held on June 12, 2006 at 2:00 p.m., Atlantic time, at the Fairmont Hamilton Princess Hotel, 76 Pitts Bay Road, Hamilton HM 08, Bermuda and at any adjournments thereof. You can revoke your proxy at any time before it is voted at the Annual General Meeting by: (i) submitting another properly completed proxy bearing a later date; (ii) giving written notice of revocation to any of the persons named as proxies or to the Secretary of Arlington Tankers Ltd.; or (iii) voting in person at the Annual General Meeting. If the undersigned holds any shares in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

     The undersigned acknowledges receipt from Arlington Tankers Ltd. prior to the execution of this proxy of a Notice of Annual General Meeting and a proxy statement dated April 18, 2006.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED WILL BE VOTED FOR THE PROPOSAL. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

Comments:

(If you noted any comments above, please mark corresponding box on the reverse side.)

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

1.	Election of Dr. E. Grant Gibbons as Class II Director for term described in the proxy statement	FOR ☐	WITHHOLD ☐
2.	The approval of amendments to our bye-laws to allow the number of directors to be determined by our Board of Directors and for the quorum to be a majority of the directors.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	Appointment of Moore Stephens P.C. as independent registered public accounting firm for fiscal year ending December 31, 2006 and the authorization of the Board of Directors, acting through the audit committee, to determine the independent registered public accounting firm’s fees.	FOR ☐	AGAINST ☐	ABSTAIN ☐

For comments, please check this box and write them on the back where indicated			☐
	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Dated:	2006

(Signature(s))

(Please be sure to date your Proxy Card)

Please sign exactly as name appears, hereon. Joint owners should each sign. Executors, Administrators, Trustees, etc. should so indicate when signing.)

PLEASE FILL IN DATE, SIGN AND RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE